UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2011

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 7, 2011, M. Kevin McEvoy, our President and Chief Executive Officer, will make a presentation at the Barclays Capital CEO Energy-Power Conference in New York City. Interested parties may view the presentation and supplemental conference handout slides by using the Investor Relations link at Oceaneering’s website, www.oceaneering.com, beginning on September 2, 2011 after 4:00 p.m., Central Daylight Time. The handout includes a reconciliation of the non-GAAP term EBITDA used in the presentation. There will not be a webcast of the presentation.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Please note that certain information contained in the presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the presentation include statements about:

•	Our belief that Oceaneering International, Inc.:

•	is leveraged to deepwater and subsea completion activities which feature excellent secular demand growth prospects;

•	is a market leader in providing ROV services and specialty subsea products; and

•	has excellent earnings, liquidity and cash flow;

•

Our belief that deepwater projects take years to develop, involve largely oil prospects with high production flow rates, are primarily undertaken by well capitalized customers and investment is predicated on long-term commodity price assumptions;

•

Our belief that Western Integrated Oil Companies (“IOCs”) will invest in the deepwater markets because the IOCs have restricted access to world class onshore reserves and deepwater offers compelling production growth and investment return prospects;

•	Our belief that it is highly probably that significant undiscovered potential remains;

•

Our belief that rig time per deepwater well is on the rise as more complex plays like the Lower Miocene, Lower Tertiary and Pre-Salt are explored, supporting the build-up in the floating drilling market;

•

Our belief that while the outlook for global deepwater activity is very promising, the regulatory changes made by the Department of the Interior, as a result of the Macondo well incident, have temporarily resulted in reduced activity in the U.S. Gulf of Mexico;

•	Our belief that we have a considerable way to go before overall U.S. Gulf of Mexico activity returns to pre-Macondo levels, and with the government more involved, there are more uncertainties;

•	Our outlook of additional opportunities for subsea products from elevated industry attention to safety and compliance with newly adopted regulations;

•	Our expectation that our 2011 earnings per share will be $1.90 to $1.98, with:

•	our belief of achieving another record year of earnings per share;

•	our anticipation that international demand growth will more than offset lower demand in the U.S. Gulf of Mexico; and

•	our guidance for the third quarter of 2011 of $0.54 to $0.58 of earnings per share;

•	Our segment operating income guidance for 2011 compared to 2010, with projections that ROV, Subsea Products and Inspection will be up, and Subsea Projects and Advanced Technologies will be down;

•	Our expectation that our ROV and Subsea Products segments will account for more than 80% of our 2011 operating income, and that both these segments will achieve record results;

•	Our anticipation that our earnings in the second half of 2011 will be better than the first half on the strength of higher global demand for ROV services;

•

Our projection of generating over $450 million of EBITDA in 2011 (non-GAAP measure EBITDA reconciliation to net income provided in the Supplemental Financial Information section of the slides for the presentation);

•	Our belief that our liquidity and projected cash flow provide us with ample resources to invest in growth;

•	Our plans for our cash:

•	organic growth and acquisitions, including projected 2011 capital expenditures in the range of $250 million to $275 million;

•	payment of a regular quarterly dividend of $0.15 per share, amounting to about $65 million annually; and

•	share repurchases;

•	Our current acquisition targets:

•	being within our market niches, with expansion of our Subsea Products;

•	having primarily an international focus;

•	larger acquisitions utilizing cash and debt financing to better leverage our balance sheet; and

•	being reasonably priced and accretive to earnings per share;

•

Our assessment that the Norske Cutting & Abandonment AS acquisition has enhanced our ability to participate in the P&A and decommissioning of production platforms and subsea wellheads in the U.S. Gulf of Mexico and the North Sea;

•	Our belief that we will achieve record ROV segment operating income in 2011;

•	Our belief that floating rig use:

•	is the primary market indicator for deepwater subsea activity; and

•	drives demand for ROVs in the exploration phase;

•	Our belief that drilling success drives demand for the specialty subsea hardware that we manufacture;

•	Our belief that future growth in demand for floating rigs seems assured;

•

Our expectation that we will continue to be the dominant provider of ROV services on “high-spec” floating drilling rigs, consisting of 5th and 6th generation semis and dynamically positioned drillships;

•	Our expectation that 26 new floating rigs will be to be placed in service during 2011;

•	Our expectation that, compared to 2010, in 2011 we will have slightly higher average ROV revenue per day on hire and fleet utilization;

•	Our expectation of adding 15 to 20 new ROV systems in 2011, including the eight we added in the first half of 2011;

•	Our expectation of retiring six to eight ROVs during 2011, including the five we retired in the first half;

•	Our expectation that our oilfield ROV segment fleet size will grow by six to thirteen vehicles on a net basis in 2011, to a projected total of 266 to 273 ROVs;

•	Our anticipation of an 8th consecutive year of growth in ROV segment operating income on an increase in international demand for drill support services and expansion of our fleet;

•	Our expectation that our ROV operating margin to be slightly lower due to a change in geographic mix, primarily the result of a reduction in work in the U.S. Gulf of Mexico;

•	Our belief that the use of subsea trees is the key enabler in the development of deepwater reserves;

•	Expected increase of over 45% in subsea completions in the decade commencing 2010;

•	Subsea tree orders forecast to be up approximately 33% in the period 2011 – 2015 compared to the period 2006 – 2010 on stronger demand in Africa, Asia and Brazil;

•	Subsea tree orders for 2011 of about 415 trees on higher demand in Africa and Asia;

•	Subsea tree orders for 2012 of about 538 trees, an all time annual high;

•	Our belief that we will achieve record Subsea Products segment operating income in 2011;

•	Our belief that rental income from new ROV accumulator reservoir skids will provide a steady source of income in the future;

•

Our expectation that our 2011 Subsea Products operating income will be higher than that of 2010, due to increased umbilical plant throughput and higher tooling sales, partially due to the NCA acquisition;

•	Our expectation that our 2011 Subsea Products operating margin will be lower than in 2010, in the 15% to 18% range, due to a change in product mix, primarily the umbilical volume increase;

•	Our belief that 2011 is likely to be our best year ever;

•	Our belief that we have excellent earnings prospects and the financial resources to continue investing for growth and to fund our dividend and share repurchase programs;

•	Our projected EBITDA of $450 million to $465 million for 2011 in the EBITDA reconciliation to Net Income in the Supplemental Financial Information; and

•	Subsea production control umbilicals orders forecast to be up approximately 55% in the period 2011 – 2015 compared to the period 2006 – 2010 in the Supplemental Market Information.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010 our subsequent Quarterly Reports on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

Date: September 2, 2011